UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
——————————————
FORM 8-K
——————————————
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2022
——————————————
A. O. Smith Corporation
(Exact name of registrant as specified in its charter)
——————————————

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224
(Address of principal executive offices, including zip code)

(414) 359-4000
(Registrant’s telephone number)
——————————————
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	AOS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Bruce M. Smith, who is currently a member of the Board of Directors of A. O. Smith Corporation (“the Company”), advised the Company that he will retire as a member of the Board upon the conclusion of his current term on April 12, 2022. Mr. Smith is retiring this year as he has reached our director retirement age of 72. Although he had reached retirement age at the time he stood for election last year, the Board asked him to stay on for an additional year as the Board welcomed two new directors in 2021. Mr. Smith will remain as one of three trustees of the Smith Family Voting Trust, which holds a controlling position in the stock of our Company.

Our Company and the Board would like to thank Mr. Smith for his vision, long service and many contributions to our Company. His service as a representative of the Smith family has left an indelible mark on our Company, both in his commitment to our Guiding Principles as a cornerstone of our business and in the Smith family's commitment to a long-term strategy that has served as the foundation for our sustained growth. Our Company and stockholders are forever indebted to him.

Item 9.01     Financial Statements and Exhibits
The following exhibit is being filed herewith:
104    Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: March 3, 2022	By:	/s/James F. Stern
James F. Stern
Executive Vice President, General Counsel and Secretary